Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-217778) and in the Registration Statements on Form S-8 (Nos. 333-184397, 333-147914, 333-156093, 333-224907, 333-202546, 333-202547) of Rio Tinto Plc and Rio Tinto Ltd of our report dated 28 February 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20‑F.

/s/ PricewaterhouseCoopers LLP	/s/ PricewaterhouseCoopers
PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Melbourne, Australia
28 February 2020	28 February 2020